                                                                    EXHIBIT 99.2

                               [RYAN, BECK LOGO]

Dear Sir/Madam:

  At the request of Heritage Bank and Heritage Financial Corporation, we are enclosing materials regarding the offering of Heritage Financial Corporation common stock. The materials include a Prospectus and Question and Answer Brochure describing the stock offering. Ryan, Beck & Co., Inc., has been retained by Heritage Financial Corporation as selling agent in connection with the stock offering.

  We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.

Sincerely,

[LOGO TO COME]

Ryan, Beck & Co.

  THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

NOTE: To accompany one of the preceding letters for prospects in states where the offer must be made by a broker-dealer.

                           [HERITAGE FINANCIAL LOGO]


LETTER TO MEMBERS ELIGIBLE TO VOTE

Dear Customer:

  It is my pleasure to inform you of an investment opportunity and to request your vote on our Plan of Conversion (the "Plan"). In connection with the Plan, we will change from a mutual holding company corporate structure to a fully stockholder-owned structure (the "Conversion"). To effect the change, Heritage Financial Corporation, a company that we recently organized to serve as the
Bank's parent company, is conducting a stock offering of up to          shares
of its common stock at a purchase price of $10 per share.

THE VOTE:

  YOUR VOTE IS IMPORTANT IN ORDER FOR US TO IMPLEMENT THE PLAN. We have received conditional regulatory approval of our Plan, but we must also receive the approval of the Bank's customers eligible to vote on the Plan. Included herein is a Proxy Statement describing the Plan of Conversion and business reasons for the change in corporate structure. We have also included a Question and Answer Brochure. PLEASE VOTE AND SIGN THE ENCLOSED PROXY CARD(S). PLEASE MAIL THE CARD(S) IN THE ENCLOSED PROXY REPLY ENVELOPE, TO BE RECEIVED
BY     P.M., PACIFIC TIME, ON DECEMBER   , 1997.

  NOT VOTING MUST BE TREATED THE SAME AS VOTING "AGAINST" THE PLAN, SO YOUR VOTE IS VERY IMPORTANT. I HOPE YOU WILL VOTE "FOR".

  VOTING DOES NOT OBLIGATE YOU TO PURCHASE STOCK IN THE OFFERING.

  THE PLAN WILL NOT RESULT IN CHANGES IN THE ACCOUNT NUMBERS OR TERMS OF YOUR DEPOSIT ACCOUNTS OR LOANS. YOUR DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC.

  THE PLAN DOES NOT INVOLVE ANY OUTSIDE COMPANIES OR PERSONS. OUR CUSTOMERS WILL CONTINUE TO ENJOY THE SAME SERVICES IN THE SAME OFFICES WITH THE SAME STAFF AND BOARD OF DIRECTORS.

THE STOCK OFFERING:

  AS AN ELIGIBLE DEPOSITOR OR BORROWER OF HERITAGE BANK, YOU HAVE A PURCHASE PRIORITY (BUT NO OBLIGATION TO BUY) IN THE OFFERING. Please read the enclosed Prospectus carefully before making an investment decision. If you would like to place an order for common stock, you may do so WITHOUT PAYING A COMMISSION. Please complete the enclosed Stock Order Form and return it in the Order Reply Envelope, along with payment or authorization to withdraw funds (WITHOUT PENALTY FOR EARLY WITHDRAWAL) from any Heritage Bank deposit account(s) that you may have. ORDERS MUST BE RECEIVED BY THE BANK BY 10:00 A.M., PACIFIC TIME,
ON DECEMBER   , 1997.

                                                                         (over)

  If you wish to purchase common stock through an existing Heritage Bank IRA or any other IRA you may have, please be sure to call the Stock Information Center within the first two weeks of the Offering period, as IRA-related procedures require additional processing time.

  Upon consummation of the Offering, we expect that Heritage Financial common stock will be listed on the Nasdaq National Market under the symbol "HFWA".

  Our Board of Directors believes that this transaction is in the best interests of our customers. The net proceeds of the Offering will be available for lending and investing, and the additional capital will support continued growth and expansion of products and services.

  IF YOU HAVE ANY QUESTIONS, PLEASE REFER TO THE ENCLOSED QUESTION AND ANSWER BROCHURE OR CALL OUR STOCK INFORMATION CENTER AT A NUMBER SHOWN BELOW.

  I hope that you will take advantage of this opportunity to share in our future.

Sincerely,

/s/ Donald V. Rhodes

Donald V. Rhodes
Chairman of the Board, President and Chief Executive Officer

  THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

-------------------------------------------------------------------------------

                           STOCK INFORMATION CENTER
                       (888) 849-1078 OR (360) 705-9190
                 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY
                    LOCATED AT HERITAGE BANK'S MAIN OFFICE

LETTER TO MEMBERS ELIGIBLE TO VOTE

                           [HERITAGE FINANCIAL LOGO]

LETTER TO REGISTERED PUBLIC STOCKHOLDERS

Dear Stockholder:

  As you know, Heritage Bank conducted an initial stock offering in early 1994 in connection with reorganizing into the mutual holding company form of organization. We are now completing the transition to full public ownership through another stock offering. Pursuant to a Plan of Conversion (the "Plan"), our holding company will convert from the mutual form (no stockholders) to a stockholder-owned holding company, Heritage Financial Corporation. In connection with the Plan, Heritage Financial is offering for sale up to 4,140,000 shares of its common stock at a purchase price of $10 per share.

  In addition to the shares of Heritage Financial common stock that are for sale in the Offering, additional shares are designated for exchange. Shares of Heritage Bank common stock owned by you and other public stockholders at the conclusion of the transaction will be exchanged for shares of Heritage Financial common stock (the "Exchange"). Additionally, the mutual holding company's shares of Heritage Bank stock will be canceled. As soon as practicable after the consummation of the transaction, each stockholder of Heritage Bank common stock will receive a transmittal form explaining the procedure for effecting the Exchange.

  We are pleased to inform you that we have received conditional approval for Heritage Financial common stock to be listed on the Nasdaq National Market under the symbol "HFWA".

  The Plan of Conversion requires the approval of the Bank's stockholders. Included herein is a Proxy Statement describing the Plan of Conversion and business reasons for the transaction. We have also included a Question and Answer Brochure. PLEASE VOTE AND SIGN THE ENCLOSED PROXY CARD. PLEASE MAIL THE CARD IN THE ENCLOSED PROXY REPLY ENVELOPE, TO BE RECEIVED BY :00 P.M.,
PACIFIC TIME, ON      , 1997.

  ON BEHALF OF THE BOARD OF DIRECTORS I URGE YOU TO VOTE "FOR" THE PLAN.

  YOU HAVE THE OPPORTUNITY TO PURCHASE HERITAGE FINANCIAL COMMON STOCK IN THE
OFFERING. AS A STOCKHOLDER OF THE BANK ON    , 1997, YOU HAVE A PURCHASE
PREFERENCE OVER MEMBERS OF THE GENERAL PUBLIC. Please read the enclosed Prospectus carefully before making an investment decision. If you choose to participate in the Offering, you may do so WITHOUT PAYING A COMMISSION. Please complete the enclosed Stock Order Form and return it in the Order Reply Envelope, along with payment or authorization to withdraw funds (WITHOUT PENALTY FOR EARLY WITHDRAWAL) from any Heritage Bank deposit account(s) that you may have. ORDERS MUST BE RECEIVED BY THE BANK BY 10:00 A.M., PACIFIC TIME,
ON      , 1997.

  If you wish to purchase common stock through an existing Heritage Bank IRA or any other IRA you may have, please be sure to call the Stock Information Center within the first two weeks of the Offering period, as IRA-related procedures require additional processing time.

                                                                         (over)

LETTER TO REGISTERED PUBLIC STOCKHOLDERS
Page 2

  The Board of Directors believes that the conversion of the mutual holding company and the related Offering and Exchange are consistent with the goal of enhancing value for stockholders. The net proceeds of the Offering will be available for lending and investing, and the additional capital will support continued growth.

  IF YOU HAVE ANY QUESTIONS, PLEASE REFER TO THE ENCLOSED QUESTION AND ANSWER BROCHURE OR CALL THE STOCK INFORMATION CENTER AT A NUMBER SHOWN BELOW.

  We look forward to continued association with you as a Heritage Financial stockholder.

Sincerely,

/s/ Donald V. Rhodes

Donald V. Rhodes
Chairman of the Board, President and Chief Executive Officer

  THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

-------------------------------------------------------------------------------

                           STOCK INFORMATION CENTER
                       (888) 849-1078 OR (360) 705-9190
                 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY
                    LOCATED AT HERITAGE BANK'S MAIN OFFICE

                           [HERITAGE FINANCIAL LOGO]

LETTER TO CLOSED ACCOUNTS (Can Buy, Not Vote)

Dear Friend:

  It is my pleasure to inform you of an investment opportunity. As you may know, Heritage Bank concluded an initial stock offering in 1994. We are now conducting another stock offering. Heritage Financial Corporation, a company that we recently organized to serve as the Bank's parent company, is conducting a stock offering of up to 4,140,000 shares of its common stock at a purchase price of $10 per share.

  AS AN ELIGIBLE DEPOSITOR OF HERITAGE BANK ON JUNE 30, 1996, WHOSE ACCOUNT WAS CLOSED THEREAFTER, YOU HAVE A PURCHASE PRIORITY IN THE OFFERING. Enclosed please find a Prospectus, Stock Order Form, Question and Answer Brochure and Reply Envelope. Please read the Prospectus carefully before making an investment decision. If you choose to participate in the Offering, you may do so WITHOUT PAYING A COMMISSION. Please complete the enclosed Stock Order Form and return it in the enclosed Reply Envelope, along with payment. ORDERS MUST
BE RECEIVED BY THE BANK BY 10:00 A.M., PACIFIC TIME, ON     , 1997.

  If you wish to purchase common stock through an IRA, please be sure to call the Stock Information Center within the first two weeks of the Offering period, as IRA-related procedures require additional processing time.

  Upon consummation of the Offering, we expect that Heritage Financial common stock will be listed on the Nasdaq National Market under the symbol "HFWA".


  IF YOU HAVE ANY QUESTIONS, PLEASE REFER TO THE ENCLOSED QUESTION AND ANSWER BROCHURE OR CALL THE STOCK INFORMATION CENTER AT A NUMBER SHOWN BELOW.

  I hope that you will take advantage of this opportunity to share in our future.

Sincerely,

/s/ Donald V. Rhodes

Donald V. Rhodes
Chairman of the Board, President and Chief Executive Officer

  THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

-------------------------------------------------------------------------------

                           STOCK INFORMATION CENTER
                       (888) 849-1078 OR (360) 705-9190
                 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY
                    LOCATED AT HERITAGE BANK'S MAIN OFFICE

                           [HERITAGE FINANCIAL LOGO]

POTENTIAL INVESTOR LETTER (CALL-INS)

Dear Friend:

  It is my pleasure to inform you of an investment opportunity. Heritage Financial Corporation, a company that we recently organized to serve as the Bank's parent company, is conducting a stock offering of up to 4,140,000 shares of its common stock at a purchase price of $10 per share.

  Enclosed please find a Prospectus, Stock Order Form, Question and Answer Brochure and Reply Envelope. Please read the Prospectus carefully before making an investment decision. If you choose to participate in the Offering, you may do so WITHOUT PAYING A COMMISSION. Please complete the Stock Order Form and return it in the enclosed Reply Envelope, along with payment. ORDERS
MUST BE RECEIVED BY THE BANK BY 10:00 A.M., PACIFIC TIME, ON     , 1997.

  If you wish to purchase common stock through an IRA, please be sure to call the Stock Information Center within the first two weeks of the Offering period, as IRA-related procedures require additional processing time.

  Upon consummation of the Offering, we expect that Heritage Financial common stock will be listed on the Nasdaq National Market under the symbol "HFWA".


  IF YOU HAVE ANY QUESTIONS, PLEASE REFER TO THE ENCLOSED QUESTION AND ANSWER BROCHURE OR CALL THE STOCK INFORMATION CENTER AT A NUMBER SHOWN BELOW.

  Thank you for your interest in Heritage Bank.

Sincerely,

/s/ Donald V. Rhodes

Donald V. Rhodes
Chairman of the Board, President and Chief Executive Officer

  THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

-------------------------------------------------------------------------------

                           STOCK INFORMATION CENTER
                       (888) 849-1078 OR (360) 705-9190
                 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY
                    LOCATED AT HERITAGE BANK'S MAIN OFFICE

LOBBY POSTER (optional)

                           [HERITAGE FINANCIAL LOGO]

                       HOLDING COMPANY FOR HERITAGE BANK

                            UP TO 4,140,000 SHARES
                                 COMMON STOCK

                                 $10 PER SHARE
                                PURCHASE PRICE

WE ARE CONDUCTING AN OFFERING OF COMMON STOCK!

  If you have any questions or would like to obtain a copy of the Prospectus, please call our Stock Information Center at (888) 849-1078 or (360) 705-9190, from 9:00 a.m. to 4:00 p.m., Monday through Friday.

  Our Stock Information Center is located in our main office.

  THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

TOMBSTONE NEWSPAPER ADVERTISEMENT (optional)

                           [HERITAGE FINANCIAL LOGO]

                       HOLDING COMPANY FOR HERITAGE BANK

                            UP TO 4,140,000 SHARES
                                 COMMON STOCK

                                 $10 PER SHARE
                                PURCHASE PRICE

  Heritage Financial Corporation, newly organized to be the holding company of Heritage Bank, is conducting an offering of common stock. Shares may be purchased directly from Heritage Financial during the offering period.

  THIS OFFERING EXPIRES ON      , 1997

  To receive a Prospectus, please call the Stock Information Center at (888) 849-1078 or (360) 705-9190, from 9:00 a.m. to 4:00 p.m., Monday through
Friday.

  THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

CUSTOMER PROXYGRAM--PLAN OF CONVERSION
[YELLOW PAPER]

                                   REMINDER

                              WE NEED YOUR VOTE!

          (NOT VOTING MUST BE CONSIDERED AS VOTING AGAINST THE PLAN)

    In order to implement the Plan, we must receive a majority of our customers' votes IN FAVOR of the Plan, which authorizes our Stock Offering.

    We recently mailed to you a large envelope including a Proxy
  Statement describing our Plan. If you have not returned the proxy card(s) that we included with the Proxy Statement, please vote, sign, and mail the enclosed replacement proxy card, using the enclosed Reply Envelope.

    VOTING DOES NOT OBLIGATE YOU TO PURCHASE STOCK IN OUR STOCK OFFERING.

    If you recently mailed your proxy card(s), please accept our thanks and disregard this request.

    Thank you for your cooperation.

               WE HOPE YOU WILL VOTE FOR THE PLAN OF CONVERSION
                                     ---

                                  QUESTIONS?

  Please call our Stock Information Center at (888) 849-1078 or (360) 705-9190, 9:00 a.m. to 4:00 p.m., Monday through Friday.

  THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

[STOCK ORDER ACKNOWLEDGEMENT LETTER]

Name:
Address:

Dear Friend:

  We are pleased to confirm receipt of your remittance (and/or authorized
account withdrawal) of $     and your order for the purchase of Heritage
Financial Corporation common stock. THIS NOTICE HOWEVER, CANNOT CONFIRM THE NUMBER OF SHARES THAT YOU WILL RECEIVE AT THE CONCLUSION OF THE OFFERING. The procedure for allocation of common stock depends on the orders received and is
described in detail in the Heritage Financial Prospectus, dated      , 1997.
Allocations will be made after the conclusion of the offering period,      ,
1997. Your stock certificate will be registered in the name(s) shown above. Please verify the spelling and accuracy of your name and address.

  If this information is incorrect, please contact our Stock Information Center at (888) 849-1078 or (360) 705-9190.

                           STOCK INFORMATION CENTER
                 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY
                    LOCATED AT HERITAGE BANK'S MAIN OFFICE

  NOTE: To be mailed by data processing agent.

                           [HERITAGE FINANCIAL LOGO]

"BLUE SKY" LETTER FOR MEMBERS AND INDIVIDUAL PUBLIC STOCKHOLDERS

Dear Friend:

  I am pleased to request your vote on our Plan of Conversion (the "Plan"). As you may know, Heritage Bank conducted an initial stock offering in 1994 in connection with reorganizing into the mutual holding company form of organization. We are now conducting another stock offering. In connection with the Plan, Heritage Financial is conducting a stock offering, and our holding company will convert from the mutual form (no stockholders) to a stockholder-owned holding company. We have named the new company Heritage Financial. In connection with the Plan, Heritage Financial is offering for sale up to 4,140,000 shares of its common stock at a purchase price of $10 per share.

  YOUR PARTICIPATION IS IMPORTANT IN ORDER TO ACCOMPLISH THIS TRANSACTION. We have received conditional regulatory approval of our Plan, subject to the approval of the Bank's depositors and stockholders. Included herein is a Proxy Statement describing the Plan of Conversion and business reasons for the transaction. We have also included a Question and Answer Brochure. PLEASE VOTE AND SIGN THE ENCLOSED PROXY CARD(S) AND PROMPTLY RETURN THEM, USING THE ENCLOSED REPLY ENVELOPE.

  YOUR VOTE IS VERY IMPORTANT; ON BEHALF OF THE BOARD OF DIRECTORS I URGE YOU TO VOTE "FOR" THE PLAN.

  THERE WILL BE NO CHANGE IN THE TERMS OF YOUR DEPOSIT ACCOUNTS OR LOANS. YOUR DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC.

  OUR CUSTOMERS WILL CONTINUE TO ENJOY THE SAME SERVICES IN THE SAME OFFICES WITH THE SAME STAFF AND BOARD OF DIRECTORS.

  Although you may vote on the Plan, unfortunately, Heritage Financial is unable to offer or sell its common stock to you. The small number of members in your state makes it impractical to register or qualify Heritage Financial, its officers, directors or employees under your state securities laws.

                                                                         (over)

"BLUE SKY" LETTER FOR MEMBERS AND INDIVIDUAL PUBLIC STOCKHOLDERS
Page 2

  If you have any questions about your voting rights or the Plan, please call the Stock Information Center at a number shown below.

Sincerely,

/s/ Donald V. Rhodes

Donald V. Rhodes
Chairman of the Board, President and Chief Executive Officer

  THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

-------------------------------------------------------------------------------

                           STOCK INFORMATION CENTER
                       (888) 849-1078 OR (360) 705-9190
                 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY
                    LOCATED AT HERITAGE BANK'S MAIN OFFICE

                           [HERITAGE FINANCIAL LOGO]

LETTER TO "STREET NAME" BENEFICIAL OWNERS

Dear Stockholder:

  As you know, Heritage Bank conducted an initial stock offering in early 1994 in connection with reorganizing into the mutual holding company form of organization. We are now completing the transition to full public ownership through another stock offering. Pursuant to a Plan of Conversion, our holding company will convert from the mutual form (no stockholders) to a stockholder-owned holding company, Heritage Financial Corporation. In connection with the Plan, Heritage Financial is offering for sale up to 4,140,000 shares of common stock at a purchase price of $10 per share.

  In addition to the shares of Heritage Financial common stock that are for sale in the Offering, additional shares are designated for exchange. Shares of Heritage Bank common stock owned by you and other public stockholders at the conclusion of the transaction will be exchanged for shares of Heritage Financial common stock (the "Exchange"). Additionally, the mutual holding company's shares of Heritage Bank will be canceled.

  We are pleased to inform you that we have received conditional approval for Heritage Financial common stock to be listed on the Nasdaq National Market under the symbol "HFWA".

  The Plan of Conversion requires the approval of the Bank's stockholders. Included herein is a Proxy Statement and Prospectus describing the Plan of Conversion and business reasons for the transaction. We have also included a Question and Answer Brochure. PLEASE VOTE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN THEM, USING THE ENCLOSED REPLY ENVELOPE.

  ON BEHALF OF THE BOARD OF DIRECTORS I URGE YOU TO VOTE "FOR" THE PLAN.

  The Board of Directors believes that the conversion of the mutual holding company and the related Offering and Exchange are consistent with the goal of enhancing value for stockholders. The net proceeds of the Offering will be available for lending and investing, and the additional capital will support continued growth.

  IF YOU HAVE ANY QUESTIONS, PLEASE REFER TO THE ENCLOSED QUESTION AND ANSWER BROCHURE OR CALL THE STOCK INFORMATION CENTER AT A NUMBER SHOWN BELOW.

  If you would like to receive a Stock Order Form, please call the Stock
Information Center. The Offering will conclude on    .

                                                                         (over)

LETTER TO "STREET NAME" BENEFICIAL OWNERS
Page 2

  We look forward to continued association with you as a Heritage Financial stockholder.


Sincerely,

/s/ Donald V. Rhodes

Donald V. Rhodes
Chairman of the Board, President and Chief Executive Officer

  THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

-------------------------------------------------------------------------------

                           STOCK INFORMATION CENTER
                       (888) 849-1078 OR (360) 705-9190
                 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY
                    LOCATED AT HERITAGE BANK'S MAIN OFFICE

  (NOTE: This letter is used for all beneficial owners whose mailing must be done through proxy delivery channels.)

PRESS RELEASE--EFFECTIVE DATE

CONTACT: DONALD V. RHODES, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
TELEPHONE: (360) 943-1500

                             FOR IMMEDIATE RELEASE
                                       , 1997

-------------------------------------------------------------------------------

HERITAGE BANK ANNOUNCES COMMENCEMENT OF STOCK OFFERING.

  OLYMPIA, WASHINGTON: Donald V. Rhodes, Chairman, President and CEO of Heritage Bank, announced today that Heritage Financial, the proposed holding company for the Bank, has received regulatory approval to conduct an offering of common stock pursuant to an amended Plan of Conversion. In accordance with the Plan, Heritage Financial Corporation, M.H.C., mutual holding company of Heritage Bank, will merge with Heritage Bank, which will become a wholly-owned subsidiary of Heritage Financial, a newly-chartered corporation. The mutual holding company owns 66% of Heritage Bank's outstanding shares of common stock. The remaining 34% of the outstanding shares are owned by Heritage Bank's public stockholders. At the conclusion of the transaction, the mutual holding company will cease to exist, and its shares of Heritage Bank will be canceled.

  In connection with the Conversion, Heritage Financial is offering for sale between 3,060,000 and 4,140,000 shares of common stock (subject to a possible 15% increase) at a purchase price of $10 per share. The amount and pricing of the stock is based on an independent appraisal of the organization, estimated to be $53.0 million at August 15, 1997.

  The FDIC, the State of Washington and the Federal Reserve Board have granted contingent approval of various regulatory applications, and the Securities and Exchange Commission has declared effective the Registration Statement for the offering of Heritage Financial common stock. The Plan is also subject to the
approval of depositors and stockholders of Heritage Bank, both as of     ,
199 .

  The common stock is being offered on a priority basis in a Subscription
Offering to (1) eligible depositors of Heritage Bank on     , 199  and (2)
eligible depositors on     , 199 . Shares not sold in the Subscription
Offering will be offered in a concurrent Public Stockholders Offering to
public stockholders of Heritage Bank as of     , 199 . Any remaining shares
will be available to the general public in a concurrent Community Offering.

  The best efforts offering, which is being managed by Ryan, Beck & Co., Inc.,
is expected to conclude on     , 1997.

  In addition to the shares of stock that are for sale in the Offering, up to shares of Heritage Financial common stock (subject to a possible 15% increase) will be exchanged for outstanding shares of Heritage Bank's common stock. It is presently expected that each share of stock of the Bank held by the public stockholders will be exchanged for between approximately
and   shares of common stock of Heritage Financial (the "Exchange Ratio"),
based on the offering range of between     and     shares. The Exchange Ratio
may change significantly as a result of updates of the independent appraisal or regulatory review of the transaction. The final Exchange Ratio will be determined based upon the number of shares sold in the offering and the public stockholders' ownership interest in the Bank at the conclusion of the transaction. As a result of the exchange of shares, public stockholders of the Bank will own approximately % of Heritage Financial. The dilution of ownership interest from % reflects a downward adjustment, pursuant to FDIC policy, to take into account the amount of various assets of the mutual holding company and dividends declared by the Bank and waived by the mutual holding company. In order to effect the exchange of shares, the public stockholders will automatically receive transmittal forms shortly after the conclusion of the offering.


                                                                         (over)

PRESS RELEASE--EFFECTIVE DATE
Page 2

  Heritage Bank is a Washington chartered stock savings bank headquartered in
Olympia. It has a branch offices in    . Heritage Savings emphasizes
traditional deposit and mortgage loan products. At    , 199 , Heritage Savings
had unaudited total assets, deposits, and stockholders' equity of
approximately $    million, $    million and $    million, respectively.

  After the Conversion, Heritage Bank will operate as a subsidiary of Heritage Financial. Its deposits will continue to be insured by the FDIC. Heritage
Financial has applied to have its common stock listed on the     Market under
the symbol "HFWA" upon consummation of the transaction.

  Further information, including the details of the offering and business and financial information about the Bank and Heritage Financial, is described in the Prospectus. The Prospectus should be received by the Bank's depositors and
public stockholders on or about    , 1997. Copies of the Prospectus will be
available after that date by calling (888) 849-1078 or (360) 705-9190.

  THIS RELEASE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS WHEN ACCOMPANIED BY A STOCK ORDER FORM. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.